Exhibit 4.4
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
          THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”) is made as of August 31, 2006 by and among Steelcase Inc., a Michigan corporation (the “Company”), the institutions listed on the signature pages hereto and JPMorgan Chase Bank, National Association, as the administrative agent for the “Lenders” referred to below (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.
W I T N E S S E T H:
          WHEREAS, the signatories hereto are parties to that certain Credit Agreement, dated as of July 26, 2005, among the Company, the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto (the “Lenders”), the Administrative Agent, Bank of America, N.A. and BNP Paribas, as co-syndication agents, and Fifth Third Bank and Société Générale, as co-documentation agents (the “Credit Agreement”);
          WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent have agreed to the following amendment to the Credit Agreement.
          1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
          (a) The Credit Agreement is hereby amended to insert the following sentence at the end of Section 7.4(A):
     Notwithstanding the foregoing, solely with respect to the calculation (pursuant to the terms of this Agreement) of the Leverage Ratio for the quarterly period ending August 25, 2006, the term “Indebtedness” of the Company and its consolidated Subsidiaries shall be deemed to exclude indebtedness attributable to the Company’s $250,000,000, 6.5% Senior Notes Due 2011.

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          2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received: (a) executed copies of this Amendment from the Company and the Required Lenders and (b) executed copies of the Reaffirmation attached hereto in the form of Exhibit A from the existing Subsidiary Guarantors.
          3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
          (a) The Company has the requisite power and authority to execute and deliver this Amendment and to perform this Amendment and the Credit Agreement (as modified hereby).
          (b) The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement (as modified hereby), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate, partnership or limited liability company acts, including any required shareholder approval of the Company.
          (c) This Amendment has been duly executed and delivered by the Company and the Credit Agreement (as modified hereby) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles).
          (d) The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement (as modified hereby) do not and will not (i) conflict with the articles of incorporation or by-laws of the Company, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company, or require termination of any Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company, other than Liens permitted or created by the Loan Documents. The execution and delivery of this Amendment and the performance by the Company of this Amendment and the Credit Agreement (as modified hereby) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
          (e) As of the date hereof, after giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article VI of the Credit Agreement (as modified hereby) are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5 and 6.7 of the Credit Agreement were only made as of the Closing Date).

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          4. Reference to and Effect on the Credit Agreement and Loan Documents.
          (a) Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.
          (b) The Company (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Company arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any modification of any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.
          5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.
          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
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          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

STEELCASE INC., as the Company
By:	/s/ Brian J. O'Donnell
Name:	Brian J. O'Donnell
Title:	Director, Corporate Treasury Services

Signature Page to Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Issuing Bank, the Swing Line Bank and as a Lender
By:	/s/ James M. Sumoski
Name:	James M. Sumoski
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as the Syndication Agent and as a Lender
By:	/s/ Charles R. Dickerson
Name:	Charles R. Dickerson
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

BNP PARIBAS, as a Syndication Agent and as a Lender
By:	/s/ Gaye Plunkett
Name:	Gaye Plunkett
Title:	Vice-President

By:	/s/ Jo Ellen Bender
Name:	Jo Ellen Bender
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

SOCIÉTÉ GÉNÉRALE, as a Documentation Agent and as a Lender
By:	/s/ Milissa Goeden
Name:	Milissa Goeden
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

FIFTH THIRD BANK, as a Documentation Agent and as a Lender
By:	/s/ Randal S. Wolffis
Name:	Randal S. Wolffis
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CCF HSBC, as a Lender
By:
Name:
Title:

Signature Page to Amendment No. 1 to Credit Agreement

HSBC BANK plc, as a Lender
By:	/s/ N G Raye
Name:	N G Raye
Title:	Corporate Banking Manager HSBC Bank plc Thames Valley Corporate Banking Centre 26 Broad St Reading Berks England RC1 2BV

Signature Page to Amendment No. 1 to Credit Agreement

HSBC BANK USA, N.A., as a Lender
By:	/s/ Adriana Collins
Name:	Adriana Collins
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CREDIT LYONNAIS STRASBOURG, as a Lender
By:
Name:
Title:

Signature Page to Amendment No. 1 to Credit Agreement

LASALLE BANK MIDWEST, N.A., as a Lender
By:	/s/ Joel Brandt
Name:	Joel Brandt
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender
By:	/s/ Lisa McDermott
Name:	Lisa McDermott
Title:	VP

Signature Page to Amendment No. 1 to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ V. H. Gibson
Name:	V. Gibson
Title:	Assistant Agent

Signature Page to Amendment No. 1 to Credit Agreement

EXHIBIT A
Reaffirmation
          Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 1, dated as of August 31, 2006 (the “Amendment”), to the Credit Agreement, dated as of July 26, 2005, by and among Steelcase Inc., a Michigan corporation (the “Company”), the Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as the administrative agent for the Lenders (the “Administrative Agent”), Bank of America, N.A. and BNP Paribas, as co-syndication agents, and Fifth Third Bank and Société Générale, as co-documentation agents (as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.
          Each of the undersigned, by its signature below, hereby (a) acknowledges and consents to the execution and delivery of the Amendment by the parties thereto, (b) agrees that, except as specifically provided therein, the Amendment and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Loan Documents to which it is a party (including, without limitation, the Subsidiary Guaranty), (c) reaffirms all of its obligations under the Loan Documents to which it is a party, and (d) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in any Loan Document shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified. The Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.
Dated as of August 31, 2006

          IN WITNESS WHEREOF, this Reaffirmation has been duly executed as of the day and year first above written.

ANDERSON DESK, INC. BRAYTON INTERNATIONAL, INC. IDEO INC. OFFICE DETAILS INC. POLYVISION CORPORATION STEELCASE DEVELOPMENT CORPORATION THE DESIGN TEX GROUP INC.
By:	/s/ Gary P. Malburg
Name:	Gary P. Malburg
Title:	Treasurer

STEELCASE FINANCIAL SERVICES INC.
By:	/s/ Gary P. Malburg
Name:	Gary P. Malburg
Title:	President and Treasurer

STEELCASE EUROPE, L.L.C.
By:	/s/ James P. Keane
Name:	James P. Keane
Title:	Manager

STEELCASE SAS
By:	/s/ Yvan Stehly
Name:	Yvan Stehly
Title:	President

Signature Page to Reaffirmation